EXHIBIT 32.1
Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     I hereby certify, pursuant to 18 U.S.C. Section 1350, that the accompanying Quarterly Report on Form 10-Q for the period ended March 31, 2011, of Advanced Energy Industries, Inc., fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Advanced Energy Industries, Inc.
Date: May 6, 2011

/s/ Hans Georg Betz
Hans Georg Betz
Chief Executive Officer and President

          A signed original of this written statement required by Rule 13a-14(a)/15d-14(a), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Rule 13a-14(a)/15d-14(a), has been provided to Advanced Energy and will be retained by Advanced Energy and furnished to the Securities and Exchange Commission or its staff upon request.